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Kandi Technologies Group, Inc.

Third Quarter 2016 Financial Results

November 9, 2016

C O R P O R A T E   P A R T I C I P A N T S

Kewa Luo, Manager, Investor Relations

Hu Xiaoming, Chairman, Chief Executive Officer

Henry Wang Cheng, Chief Financial Officer

P R E S E N T A T I O N

Operator:

Greetings, and welcome to the Kandi Technologies Third Quarter 2016 Financial Results. At this time, all participants are in a listen-only mode. A brief question-and-answer session will follow the formal presentation. If anyone should require Operator assistance during the conference, please press star, zero on your telephone keypad. As a reminder, this conference is being recorded.

I would now like to turn the conference over to your host, Ms. Kewa Luo, Investor Relations Manager for Kandi Technologies. Thank you, you may begin.

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Kewa Luo:

Thank you operator. Hello everyone, and welcome to Kandi Technologies Group, Inc.’s third Quarter 2016 earnings conference call. The Company distributed its earnings press release earlier today and you can find a copy on Kandi’s website at www.kandivehicle.com. With us today are Kandi’s Founder, Chairman and Chief Executive Officer, Mr. Hu Xiaoming, and Chief Financial Officer, Mr. Wang Cheng (Henry). Both will deliver prepared remarks, followed by a question and answer session.

Before we get started, I’m going to review the Safe Harbor statement regarding today’s conference call. Please note that the discussions today will contain forward-looking statements made under the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements involve inherent risks and uncertainties. As such, the Company’s results may differ materially from the views expressed today. Further information regarding these and other risks and uncertainties are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in other documents filed with the U.S. Securities and Exchange Commission.

Kandi does not assume any obligation to update any forward-looking statements except as required under applicable law. As a reminder, this conference call is being recorded. In addition, an audio webcast of this conference will be available on Kandi’s Investor Relations website. I will now turn the call over to Kandi’s Founder, Chairman and CEO, Mr. Hu Xiaoming.

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Hello, everyone. Thank you for joining our third quarter 2016 earnings conference call. Today, we will discuss our third quarter financial results of 2016.

In the third quarter, we had total revenues of $6.4 million, 87.4% decrease from the same quarter last year, and EV parts sales was $4.7 million, 90.4% decrease from the same quarter last year.

“China’s central government preceded a review on the subsidies paid to all the EV manufacturers, which caused the 2015 subsidy payment remain unpaid industry-wide. The delay in subsidy payment heavily impacted the JV Company’s production and sales, which resulted in a significant decrease in our EV parts sales. Although our financial performance this year has not matched up to our past success, we have accomplished lots of fundamental work for the business growth in year 2017. First, with the subsidy review in year 2016, after our positive communication with the government, we believe there will be a good outcome soon. There is some misunderstanding with the EV battery exchange model adopted by our end customers to repeatedly and efficiently utilize batteries for the EVs that we manufactured during 2013 and 2014, which was also a challenge to the Company’s further development. Taking the opportunity for the clarification with government during the subsidy review, we can clear up this barrier and create a good base for future smooth development. Second, the process of preparing the JV Company to enter into capital markets at the appropriate time and with a strong valuation is on the track as planned; At the same time, we have done lots of work for the JV Company to obtain the vehicles manufacturing license approval in 2017. Finally, we will introduce two new EV models in 2017. Our new models, carefully designed to best serve market needs, will provide a solid foundation for us to achieve the fast growth in 2017. In addition, in this quarter, we made a significant progress into developing the country-wide EVs distribution network for direct sales. We have also signed the strategic agreement with Qingdao TELD New Energy Co. Ltd. for the Shandong market, and a strategic cooperation agreement with Shanxi Coal Asset Management Group for the Shanxi market, both of which paid us the initial payments in connection with both agreements.

Although the national government will begin reducing the amount of renewable energy subsidies to all EV manufacturers in 2017, the subsidy program itself will continue through 2020. Under the Government’s current subsidy policy, management believes the EVs produced and sold by the JV Company meet national renewable energy subsidy requirements and are eligible to receive subsidy payments. Kandi is currently developing EV market growth strategies that do not rely solely on subsidy payments and is identifying key areas of focus in which to improve Kandi’s earnings capabilities. Furthermore, in September 2016, The Ministry of Industry and Information Technology of China (MIIT) proposed a Temporary Management Regulation for Corporate Average Fuel Consumption (CAFC) and New-Energy Vehicle (NEV) Credits which is now pending public comment. The regulation is expected to be formally implemented in 2018, and we believe it reflects a more reasonable method the government adopted to extend sustainable support to the renewable energy vehicle industry.

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In addition, we will enhance the cooperation with Geely Automobile Holdings Ltd. (“Geely”). After Geely acquired 50% equity of JV Company, we plan to further restructure the JV Company. At the same time, as mentioned above, we continuously work on how to get the JV Company into the capital market, and we expect there will be a good outcome. If this plan can be executed smoothly, the JV Company will obtain a big development capital and larger space, which will benefit Kandi with good investment return and eventually benefit Kandi’s shareholders.

Our Hainan facility construction proceeds smoothly, and we have started to install the equipment as scheduled. We also made progress on the designed product in Hainan factory. We expect this product could be well received by the market. With respect to the production license for the new energy vehicles, we have accomplished lots of fundamental work, we made our endeavors in the application and hope to obtain the license within 2017.

Now, I would like to turn the call to our Chief Financial Officer, Mr. Wang Cheng (Henry), to give you more details on our financial highlights.

Henry Wang Chen:

Thank you Mr. Hu, and hello to everyone on the call. Now I would like to provide a brief overview of our financial results for the third quarter of 2016. Please note that all numbers I will discuss today are in US dollars unless otherwise noted.

First, let me walk you through the third quarter financial results.

Total net revenues for the third quarter were $6.4 million, a decrease of 87.4% from $50.5 million for the same quarter of 2015. The decrease in revenues was mainly due to the decrease in EV parts sales caused from JV Company’s lower EV products sales. EV parts sales were approximately $4.7 million for the third quarter of 2016, or 74.0% of our total net revenues, a decrease of $44.2 million or 90.4% compared with the same quarter of 2015.

Our cost of goods sold was $5.7 million during the third quarter, a decrease of 86.8% from $43.4 million in the same quarter of 2015. This increase was mainly due to the decrease in corresponding sales.

Gross profit for the third quarter was $0.7 million, a decrease of 90.9% from $7.1 million for the same quarter of 2015. Gross margin decreased to 10.2% in the third quarter from 14.1% in the same quarter of 2015. Margin decrease was mainly due to the production volume decrease for battery packs in this quarter.

Total operating expenses in the third quarter were $1.3 million, compared with $9.6 million in the same quarter of 2015. The decrease in total operating expenses was mainly due to a negative $1.2 million in stock reward expense reversal due to the weak financial performance in this quarter.

Net loss was $0.6 million in the third quarter, compared with $2.3 million in the same quarter of 2015.The decrease in net income was heavily affected by the decrease of revenue while offsetting the stock reward expense reversal.

Non-GAAP net loss in the third quarter was $1.8 million, a decrease of $8.1 million from $6.3 million of non-GAAP net income in the same quarter of 2015. The decrease was mainly attributable to the significant decrease of the revenue in this quarter.

Let me touch on the JV Company’s financials now:

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For the third quarter of 2016, the JV Company’s net sales was $11.7 million, a decrease of 88.1% compared to the same quarter of 2015. There were 184 EV products sold including 25 units for direct sales and 159 units for micro public transportation projects. Net loss was $0.4 million, a decrease for $2.0 million compared to the same quarter of 2015.

We accounted for our investments in the JV Company under the equity method of accounting as we have a 50% ownership interest in the JV Company. As a result, we recorded 50% of the JV Company’s loss for $0.2 million for the third quarter of 2016. After eliminating intra-entity profits and losses, our share of the after tax loss of the JV Company was $0.3 million for this quarter.

Next, I will review the Company’s cash flow:

For the nine months ended September 30, 2016, cash used in operating activities was $22.3 million, compared with cash used in operating activities of $1.1 million in the same period of 2015. The major operating activities that provided cash for the first nine months of 2016 were an increase in accounts payable for $40.2 million, a decrease in accounts receivable from related party for $29.0 million, and an increase in other payables and accrued liabilities of $10,415,706, which was mainly from the receipt of government grants for Hainan new EV product design and development. The major operating activities that used cash in the first nine months of 2016 were an increase in accounts receivable of $33.3 million, prepayment of $31.7 million for Hainan facility and $41.2 million due from JV Company.

Cash provided by investing activities in the first nine months was $8.2 million, as the result of the repayment of notes receivable of $62.4 million netting off by the issuance of notes receivable of $51.6 million and also a short term investment matured for $1.6 million.

Cash provided by financing activities in the first nine months was $1.3 million, as the result of proceeds from notes payable for $5.2 million netting off by the repayment of notes payable of $5.8 million and also $1.5 million for the decrease of restricted cash.

Finally, let’s take a look at our guidance.

For the fourth quarter of 2016, Kandi expects net revenues to be in the range of $28 - $30 million.

The Company also expects the JV Company to deliver 2,000 to 2,200 EV products in the fourth quarter.

This outlook reflects Kandi's current view, which is subject to change.

This concludes my prepared remarks for the third quarter of 2016. Operator, now the management team is ready to take some questions.

Operator:

Thank you. At this time, we’ll be conducting a question-and-answer session. If you would like to ask a question, please press star, one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star, two if you’d like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys. One moment, please, while we poll for questions.

Thank you. Our first question comes from the line of Ted Schwartz with TAS Associates. Please proceed with your question.

Ted Schwartz:

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We’ve heard very little about the—hi Kewa, to start with. We’ve heard very little about the new K12 or even the Rugao facility that was completed earlier this year. Has the K12 been put into full production yet, and if so, when and how are sales going? Do you expect the MPT car share sales to resume aggressive growth under the new rules?

Kewa Luo:

Thank you for your question. (Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

The Rugao facility has completed and began the production. We are very satisfied with the vehicle product and believe it will have good sales in upcoming 2017.

Ted Schwartz:

Is there any further description he could give on what’s going to be produced in the Hainan plant?

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Now, what I can tell you is the product should be very exciting. Since we haven’t disclosed what product is going to be manufactured in Hainan facility, so I cannot tell you too much at this moment.

Ted Schwartz:

Okay, but you expect that in the early part of 2017?

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Probably mid of 2017.

Ted Schwartz:

Thank you very much.

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Kewa Luo:

Thank you.

Operator:

Thank you. Our next question comes from the line of Tom Harrison, private investor. Please proceed with your question.

Tom Harrison:

Kewa, this is a two-part question, and I’ll separate them. First, as a shareholder who owns stock at a much higher average price, I’m concerned that if the price is staying down for much longer, Management may consider a low takeout offer to take the Company private. Is there any reason for my concern?

Kewa Luo:

Okay, thank you. (Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Currently we don’t have a plan to privatize the Company, and I believe the stock price drop is temporary.

Tom Harrison:

Thank you, Kewa, and thank you, Mr. Hu. My second question, during this period of depressed stock pricing, shareholders have noted only small insider purchase of a few hundred shares. Given the future prospects of the Company coupled with the depressed stock price, it would be an excellent and noble gesture for shareholders if members of Management and Directors began buying additional shares. In addition, when subsidies are paid, allocating funds to purchase, for example, 3 to 5 million shares which shows significant support by Management towards shareholders. Are there any discussions by Management being considered for this?

Kewa Luo:

Thank you. (Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

We do have that consideration in buying back shares when the time is appropriate, but right now we don’t have a decision set yet, but we will take it into consideration when time is right.

Tom Harrison:

Thank you, Kewa.

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Kewa Luo:

Thank you.

Operator:

Thank you. Our next question comes from the line of Steve Miller with Yahoo Kandi Private Group. Please proceed with your question.

Steve Miller:

Just to clarify, as discussed on the last conference call, the new $300 million Haikou Hainan facility under construction was ahead of schedule, with the structure estimated to being completed in November and in operational in the first quarter of 2017. Can you verify that that timeline is still good, and I have three related questions.

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

We are still on schedule, and we’re probably going to start up trial production in early first quarter of 2017. You can go ahead with your three following questions.

Steve Miller:

Okay. The first one is the $45 million R&D grant with the $15 million prepaid recently announced by the Hainan government was paid to Kandi, not the JV. Can you tell us, is it still the intention for the JV to buy the facility from Kandi on its completion, and if so, is the $45 million grant also transferred to the JV?

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

This government grant is for product R&D, which is provided to Hainan facility. It is irrelevant to the JV company acquiring Hainan assets, therefore the grant won’t be transferred.

Steve Miller:

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Okay, my next question is does the recent announcement of the new K21 for approval and release early next year being designed for the ride hailing market, like the Uber Didi Chuxing, relate to the Hainan cash grant payment, and will the K21 be made in the Haikou facility? If not, what the heck is going to be made there?

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Okay. I’d like to clarify that the K21 right now is in the process of getting approved, so it’s not yet approved, just to make that clear. Second of all, K21 is a new product from the JV company and is irrelevant to Hainan facility.

Steve Miller:

Okay, and then since Uber is now being absorbed by Didi Chuxing, China’s massive ride hailing company, is Kandi or its facilities now working with Didi as it was with Uber, and can you go into more specifics as to what exactly is the nature of that relationship?

Kewa Luo:

Okay. (Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

I’d like to clarify this. Before Didi Chuxing acquired Uber, Uber already partnered with ZZY, so after Didi Chuxing and Uber become one company, I believe ZZY will continue and deepen this partnership with Uber.

Steve Miller:

Okay, and just to clarify Mr. Hu’s remark from earlier, did he say whether or not it was the intention for the JV to buy the facility at—from Kandi on its completion?

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

We do have the intention, but right now we don’t have the decision made yet. We’ll update the market once it’s decided.

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Steve Miller:

All right, thank you very much.

Kewa Luo:

Thank you.

Operator:

Thank you. Our next question comes from the line of Walter Hill with Carty & Company. Please proceed with your question.

Walter Hill:

Hi. With the expansion of China’s economic growth over the past two quarters, economists are now starting to predict the bottom is in and expansion is back underway. Even the China-based stock exchanges are reaching six-month highs. With this favorable outlook forming in China and Kandi’s shares at such a low price, should it in your opinion be more immune to US stock market turmoil? Then I’ve got one more question after that.

Kewa Luo:

Thank you. (Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Kandi has poor stock performance this year, but which is due to the external impact such as the industry-wide subsidy review. But with the fundamental work the Company has been undertaking, we believe the Company will resume its stellar growth and it won’t be affected by this.

Walter Hill:

All right, I’ve got another. I want Mr. Hu to tell me as a stockholder, why I should go out and buy more stock or be a stockholder of this Company.

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

I believe that whether or not buying Kandi shares, it’s really up to your interest and your decision. I cannot make anyone go out to buy Kandi’s shares to become a shareholder. But however, if you ask me why you should invest in Kandi, I believe that Kandi is going to have a bright future. As I mentioned earlier on the call, we have laid out a lot of fundamental work, and in 2017 we’re going to embrace great growth.

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Walter Hill:

Thank you, appreciate it.

Kewa Luo:

Thank you.

Operator:

Thank you. Our next question comes from the line of Arthur Porcari with Corporate Strategies. Please proceed with your question.

Arthur Porcari:

Thank you. Mr. Hu, tough quarter. I’m glad to see you’re looking forward to a significant turnaround beginning in this fourth quarter. All things equal, you must be commended for keeping costs last quarter under control, losses to a minimum, and the balance sheet strong, no long-term debt and small bank borrowings under very trying conditions.

I have a comment first and then a few questions. In two months, Kandi will enter its 10th year as a US-listed company, and as you know, I’ve been with you from the start. In this decade, you’ve done an amazing job in transitioning Kandi from an unknown profitable off-road vehicle manufacturer to an undisputed leader in pure EVs through the end of last year. This is particularly amazing while having only two losing years; however, Kandi’s stock has now dropped to levels lower than its first year of trading. This is particularly painful to shareholders who have also seen prices five times higher to $22.50 on daily volumes 10 times higher than the current price and volume. At the time of the high stock price, EV sales had only just begun. Kandi’s subsequent achievement as 2014 and ’15 leading EV sales in China was only an unknown hope.

Kewa, why don’t you go ahead and tell him that much, and then I’ll finish up.

Kewa Luo:

Okay. (Foreign language spoken)

Arthur Porcari:

As Kandi’s founder and largest shareholder, seeing the stock price here must be particularly painful to you and your decade of exceptional business performance as an early adopter in this trillion-dollar EV industry in China. While others may have more specific questions, my interest is dealing in the future, and I have two core and some sub-questions.

First question, in January this year, Mr. Hu gave an outlier industry speech warning the government due a regulatory inconsistency, there could be industry problems ahead in 2016. I believe he did this at the GNEV conference in January. This is contradictory to other top industry CEOs, but the same forum predicted a doubling of EV sales over 2015. In hindsight, Mr. Hu was correct, they were wrong, and my questions are: do you feel the vast regulatory changes that are being made will clear up most of your past concerns and allow the industry and Kandi in particular to resume its past exceptional growth in 2017 and beyond?

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Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

I’d like to repeat what I have commented in the past. The subsidy review isn’t really a bad thing after all. In fact, it would help remove obstacles for the development and allows the industry to resume the exceptional growth. In our opinion, 2017 is going to be full of excitement. We feel very confident that Kandi will resume its rapid growth next year.

Arthur Porcari:

Okay. As Mr. Hu mentioned, recently the founding partner of the Kandi Geely JV, Geely Auto formally approved the sale of its 50% interest at a significant premium over the 2014 investment to privately-held Geely Holdings, wholly owned by China’s auto billionaire industrialist, Li Shufu, who is current chairman of Geely Auto, 43%. He also owns 100% of the stock in Volvo and London Black Cab, two formerly fallen auto industry icons that are now prospering under his leadership.

My questions are, can you tell us why it was prudent for Geely Auto to make this sale and Geely Holdings to buy it, from Li Shufu’s point of view?

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

In my opinion, the JV equity transferring from Geely Auto to Geely Holdings is what the Company has expected. We have also done a lot of work for this to happen. This is a strong indication of our partnership with Geely becoming closer and more flexible.

Arthur Porcari:

Okay, and last part, with the sale, do you anticipate any structural—actually, I think you mentioned it earlier, you do anticipate some structural changes to the JV and its business model, but what advantages does this ownership transfer add to the JV and Kandi’s benefit?

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

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Kewa Luo:

There will be a lot of benefits. For example, if the JV company is going to have any partnership with an A-share listed company, then the JV company is going to have an access to the China capital market and resources and opportunities needed to become the Chinese leading EV company. So, there could be a lot of benefits, just to give you an example.

Arthur Porcari:

Well, thank you very much. I know it’s been a very trying quarter for everyone, and I have very much confidence in you and looking forward to a great year ahead, and years ahead of that. Thank you, Mr. Hu.

Kewa Luo:

Thank you. (Foreign language spoken)

Operator:

Thank you. Our next question comes from the line of Robert Lempert with RLR. Please proceed with your question

Robert Lempert:

Good morning. Since the JV recently took the world recognized Global Hawk name at the advice of Li Shufu several months back, and he is know well internationally, will the JV more likely to now begin sales outside of China? I have one more.

Kewa Luo:

Thank you for your question. Okay. (Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

I think we will definitely expand overseas when we are fully prepared and ready.

Robert Lempert:

My second question has to do with Mr. Hu’s judgment about how the Chinese consumer is embracing electric vehicles.

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

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Kewa Luo:

I think apparently China’s current problems such as traffic congestion, limited parking, and environment issues. These provide an opportunity for the consumers to start to adopt the use of EVs, especially nowadays all the topics people talk about is car-sharing electric related, so I believe this is the future.

Robert Lempert:

Well, thank you. Looking forward to a great year next year. Thank you.

Kewa Luo:

Thank you. (Foreign language spoken)

Operator:

Thank you. Our next question comes from the line of Larry Frieder with Frieder Brothers. Please proceed with your question.

Larry Frieder:

Yes, thank you very much. I have two questions. One, I know the material depletion in your cash levels and around the corner with resuming operations from the government and receiving cash, I think it should be fine, but are you confident with what you have now in the cash level that you don’t have to scurry around, looking for more, that you have enough for this period you’re subjected to?

Then secondly—

Kewa Luo:

Can we just stop for one question and then you can continue with the second?

Larry Frieder:

Okay.

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Okay. As far as the subsidy, I believe it will start paying very soon, so that’s a good thing. Secondly, because of the subsidy delay, as you can see in Q3, we haven’t had a lot of production, we have already taken this into consideration for saving the cost. the Q4 forecast we have given to the market is based on the cash capabilities we have at this moment, so with the situation I have to say the management team is prepared, both me and the other partner, Li Shufu, we will work hard and we have the confidence in going through this challenging period.

Larry Frieder:

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Thank you, and then my second question is you refer to a misunderstanding with the government, and presumably talks have been going on for some time now. Can you add some color, when you talk about resuming operations and getting back to normal in 2017, do you have every confidence that this is before year-end or perhaps first quarter of ’17? Can you add color as to when the government situation would be laid to rest?

Kewa Luo:

Okay. (Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

I will say that based on the forecast we have provided for Q4, which is 2,000 to 2,200 vehicles. You can see the improvement starting in Q4 compared with Q3, so I believe this is going to be a gradual process for the sale to be resumed, but we are confident that it’s going to happen very soon, starting in Q4.

Larry Frieder:

Thank you.

Kewa Luo:

Thank you very much.

Operator:

Thank you. Our next question comes from the line of John Neff with Parato Partners. Please proceed with your question.

John Neff:

Good morning. I have two questions. One, we always have seen confusion about the manufacturing license between Kandi and the joint venture. We need a really clear statement, if Kandi is applying for the manufacturing license or/and the joint venture is doing the same. You know, we never got a clearance of this.

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

For the production license that the JV has been applying since 2015, it probably has created some confusion to you is because the government is constantly changing the requirements, so the JV company also is revising the application according to the newer standard that are given by the government. But we do have confidence that the JV company is going to get a license, probably in 2017, that we have been working really hard to achieve that.

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John Neff:

Just to follow up, what was the Kandi itself? Is Kandi applying for the manufacturing license or is not going to apply or didn’t apply?

Kewa Luo:

Are you talking about Kandi, Kandi Vehicles?

John Neff:

Kandi as a company, not the joint venture. Kandi as a company.

Kewa Luo:

Okay. (Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

No, Kandi is not applying. Only the JV company is applying for the license.

John Neff:

Okay, thank you very much.

Kewa Luo:

Thank you.

Operator:

Thank you. Our next question comes from the line of Mark Miller, private investor. Please proceed with your question.

Mark Miller:

Ladies and gentlemen, two questions. Over a year ago, the Company announced intentions for a JV IPO in China. In recent disclosures, it was inferred that the JV having its own license would benefit the IPO. If for whatever reason the JV getting its own license delayed for an extended period of time, could the IPO still be accomplished while using the Geely Auto license?

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

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Kewa Luo:

The process of preparing the JV company to enter into the capital markets is on track as planned. Having its own license approval will definitely be a plus, but this won’t affect the JV company’s progress. I’d like to make a note that IPO won’t be the only approach for the JV company to enter into the capital markets. We’ll also configure a more efficient way to maximize the JV company’s valuation.

Mark Miller:

How is that?

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

For example, we can partnering with an A-share company, so that also can be considered.

Mark Miller:

All right. Then the next question please, is the ZZY IPO also still underway, and if so, when might it be issued?

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Regarding to the ZZY IPO, even though Kandi is a shareholder of ZZY and ZZY as an independent third party, they are working independently preparing for the entry into the capital markets. It will be up to ZZY to disclose its progress. I don’t think it’s appropriate for me to comment on their IPO status.

Mark Miller:

Okay, that would be fine. Mr. Hu, I’ve always been an ardent supporter of you. I wish you all the best. As America made the right choice last night, I am of the belief that you will make the right choice for the shareholders of Kandi. Thank you and have a great evening, and we look forward to a great year coming. Thank you.

Kewa Luo:

Thank you. (Foreign language spoken)

Hu Xiaoming:

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(Foreign language spoken)

Kewa Luo:

Thank you, we are very confident.

Operator:

Thank you. Ladies and gentlemen, as a reminder, it is star, one to ask a question. Our next question comes from the line of Terry McLemore with Williams Financial Group. Please proceed with your question.

Terry McLemore:

Thank you. A few months ago, there were two multi-year purchase agreements, one for 50,000 units with a state-owned company and the other for 60,000 units with China’s largest independent auto dealer. Those two contracts were valued at close to $2 billion with some $13 million advance.

Two questions - first of all, how are those agreements progressing; and the second one, how many units were filled in 2016 and what should we expect in 2017?

Kewa Luo:

I’ll take your question one first, okay?

Terry McLemore:

Sure.

Kewa Luo:

(Foreign language spoken)

Sir, can you repeat your question, first question?

Terry McLemore:

Yes, how are those agreements progressing as of now?

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Right now, we have started to deliver cars for these two agreements.

Terry McLemore:

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Okay, so do we know approximately how many would have been delivered, or will be delivered in 2016, and what is the schedule for delivery of these in 2017?

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

Okay. So for this year, my guess is probably around 3,000 in total will be delivered for 2016, but since these two agreements both are having a very long term, around like five years, so we don’t have an exact timeline for the delivery. But I expect in that next year, for each agreement, there should be about 10,000 vehicles to be delivered. That’s just my guess.

Terry McLemore:

Okay, so 3,000 this year and approximately 20,000 total next year for these two agreements? Is that right?

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Kewa Luo:

Yes.

Terry McLemore:

Okay. Thank you very much. I know times are trying, but keep the good work up. Thank you.

Kewa Luo:

Thank you.

Operator:

Thank you. Our next question comes from the line of Carl Scherer with Rang Ring Consulting Institute. Please proceed with your question.

Karl Scherer:

Good morning, ladies and gentlemen. As a shareholder from the beginning and as a consultant, I’ve been happy to see that you are preserving cash and working cash. At the same time, I’m concerned about the progress of the Company. Are you assuming that with little or no further significant interference by regulators changing rules arbitrarily that you envision the Kandi joint venture can still be approaching the Company’s 400,000 annual EV sales from its four facilities by 2020? I have two additional questions pertaining to that.

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

In my opinion, I think there should be no problem achieving the goal. With the recent changes from the government, I believe this is going to be beneficial for the industry going forward.

Karl Scherer:

Thank you. Pertaining to this, we are reading in the Chinese press about these licenses for EV manufacturers being limited to 10 licenses being applied, and that those licenses shall be given preferentially to companies that not only produce EVs but are having a technological edge, some avant-garde technology nobody else does have. This brings in mind a recent announcement of a collaboration with Alibaba, with Uber, and with CPE about wireless charging, inductive charging for batteries without an outlet or autonomous driving, and I’m wondering how are you progressing on such a technology as avant-garde development?

Kewa Luo:

Okay. (Foreign language spoken)

Hu Xiaoming:

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(Foreign language spoken)

Kewa Luo:

Okay. First of all, I’d like to clarify that the information you read on the media about 10 licenses is not correct. Our government just has a very high standard for license approval, but that doesn’t necessarily mean that they’ll only grant 10 licenses to the manufacturers in China.

Second of all, in regards to the high technology, we have been working on that as well. For now, we expect that for our next generation car to have technology like collision protection and some other technologies that are being utilized on the cars. As you know, Geely has been working with Volvo to enhance its technology offering. I’ll give you a number - for this coming year, Geely estimates to have a 80% increase in product sales, but however others from the peer group only have 8%. As you can see, Geely right now with their Volvo partnership, they have lots more to offer, and the technology level is already up to where the USA, Europe standard is. So, we are very confident that having the partnership with Geely, we are not going to fall behind in terms of technology offering.

Karl Scherer:

Thank you, that’s very encouraging. In that vein, on the way to producing 400,000 vehicles annually by 2020, would it be possible for the Company to update on the sales or deliveries of EVs every month so shareholders and analysts could keep track on the progress of the Company? It appears every other Chinese manufacturer is providing their sales numbers on a monthly basis. Could Kandi do the same?

Kewa Luo:

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

I want to once again clarify, it’s not that we’re going to have production and sales of 400,000 vehicles by 2020. What I’ve said earlier is our capacity is going to reach 400,000 by 2020, so I believe that is still a long way to go, by then I will decide whether we are able to provide monthly figures.

Karl Scherer:

I see. Well, it would certainly help on the way to both comfort shareholders as well as to support the share price, I believe. Other than that, I would like to say that I admire how you adapt to changing environments and government regulations, and having consulted automobile companies in Europe, I’m very impressed on the speed and the flexibility you display. Thank you for your efforts.

Kewa Luo:

Thank you. (Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

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Kewa Luo:

So Operator, I have one more question to answer. I received in the email from a shareholder who is not able to get on the call. His question is regarding to the transfer agreement between Geely Auto and Geely Holdings, and he has a couple of related questions. The first one is one of the key reasons given in the transfer agreement was the inability of the JV to even apply for its own license as long as it is significantly owned by an automaker with its own license. Could you please explain this along with how soon will the transfer be finalized?

(Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

This actually is already complete on October 26.

Second question is on the conference call last year, it was reported that the JV had already applied for its own license. Is that application still valid, or because of the requirement changes earlier this year, does it have to be resubmitted once new qualifications have been met? (Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

The JV company has started applying for its own license since 2015, but the government is constantly changing the requirements, so our application has been revised accordingly to the newest standard, including the vehicle inspection. The work is intently in the process.

The next question is in the event that there is some culpability found in the subsidy investigation and settled, could that outcome disqualify or delay the JV from applying for its own license? (Foreign language spoken)

Hu Xiaoming:

(Foreign language spoken)

Kewa Luo:

These are separate things, and the outcome of subsidy investigation won’t affect the JV company from applying for the license.

Operator, I think we are done with all the questions.

Operator:

Thank you. At this time, I’d like to turn the floor back to Management for any final remarks.

Hu Xiaoming:

(Foreign language spoken)

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Kewa Luo:

Thank you ladies and gentlemen for attending Kandi’s 2016 third quarter earnings call. In closing, allow me to represent the Board of Directors and the Management Team of Kandi Technologies Group to reaffirm our commitment. We will continue to work diligently to maximize shareholder value by focusing on growing our EV business strategically while delivering strong operational results. Thank you very much for your support. We look forward to talking with you in the next quarter. If you have any additional questions, please don’t hesitate to contact our investor relations department. Thank you, goodbye.

Operator:

Thank you. This concludes today’s teleconference. You may disconnect your lines at this time. Thank you for your participation.

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